UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2011 (September 23, 2011)

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

75 Atlantic Avenue, Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 23, 2011, Iron Mountain Incorporated, or the Company, completed its offering of $400,000,000 in aggregate principal amount of its 7-3/4% Senior Subordinated Notes due 2019 (the “Notes”) pursuant to, and subject to the terms and conditions set forth in, an Underwriting Agreement, dated as of September 20, 2011, among the Company, the Guarantors named therein, and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc., RBS Securities Inc. and Scotia Capital (USA) Inc., as underwriters. The Notes were issued under a Senior Subordinated Indenture, dated as of September 23, 2011 (the “Base Indenture”), as supplemented by the First Supplemental Indenture (as so supplemented, the “Indenture”), dated as of September 23, 2011, by and among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Supplemental Indenture”).   The description of the Notes in this report is a summary and is qualified in its entirety by reference to the full text of the Indenture and the form of note included therein. A copy of the Base Indenture is attached hereto as Exhibit 4.1 and a copy of the Supplemental Indenture is attached hereto as Exhibit 4.2, both of which are incorporated herein by reference.

The Company will pay 7-3/4% interest per annum on the principal amount of the Notes, payable semi-annually on October 1 and April 1 of each year. Interest will accrue from September 23, 2011, and the first interest payment date will be April 1, 2012. The Notes will mature on October 1, 2019, unless earlier redeemed or repurchased. The Notes were issued at a price to the public of 100.0% of par.

The Notes are guaranteed on a senior subordinated basis by substantially all of the Company’s direct and indirect wholly owned domestic subsidiaries. The Notes and the subsidiary guarantees rank behind all of the Company’s and its subsidiary guarantors’ current and future senior indebtedness and equally with the Company’s and its subsidiary guarantors’ current and future senior subordinated indebtedness and trade payables.

The Company may, at its option, redeem some or all of the Notes at any time prior to October 1, 2015 at the make-whole price set forth in the Indenture and at any time on or after October 1, 2015 at the prices set forth in the Indenture. Prior to October 1, 2014, the Company may redeem a portion of the outstanding Notes with the proceeds of certain equity offerings as long as at least $260.0 million in aggregate principal amount of Notes remains outstanding immediately afterwards. If the Company sells certain assets or experiences specific kinds of changes in control, it must offer to repurchase the Notes at the prices set forth in the Indenture.

The Indenture provides for customary “events of default” which could cause, or permit, the acceleration of the Notes.  Those are similar to the events of default with respect to the Company’s other senior subordinated notes.  Under the terms of the Indenture the Company is also subject to financial covenants and restrictions which are substantially similar to those applicable to the Company’s other senior subordinated notes.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
4.1

Senior Subordinated Indenture for 7-3/4% Senior Subordinated Notes due 2019, dated as of September 23, 2011, among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. (Filed herewith.)

4.2

First Supplemental Indenture, dated as of September 23, 2011, among Iron Mountain Incorporated, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

	By:	/s/ Ernest W. Cloutier
	Name:	Ernest W. Cloutier
	Title:	Executive Vice President and General Counsel

Date: September 29, 2011